Adopted 04/29/81
                                                           Amended 04/26/83
                                                           Amended 04/29/87
                                                           Amended 11/03/87
                                                           Amended 08/22/89
                                                           Amended 04/30/97<F1>

                                    BYLAWS
                                      OF
                            FLEMING COMPANIES, INC.


                                   ARTICLE I

                                    Offices

Section  1.1.   Principal  Office.   The principal office of Fleming Companies,
Inc. (the "Corporation") shall be located at 6301 Waterford Boulevard, Oklahoma City, Oklahoma.

Section 1.2. Other Offices. The Corporation may also have offices at such other places both within or without the State of Oklahoma as the Board of Directors may from time to time determine.


                                  ARTICLE II

                           Meetings of Shareholders

Section 2.1. Annual Meeting. The annual meeting of the shareholders shall be held on a date designated by the Board of Directors, which shall be within six months next following the end of the fiscal year of the Corporation, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Section 2.2. Special Meetings. Except as otherwise prescribed by statute, special meetings of the shareholders for any purpose, may be called by the Chairman and shall be called by the Secretary at the request in writing of a majority of the Board of Directors. Business transacted at any special meeting shall be limited to the general objects stated in the call.

Section 2.3. Place of Meeting. Each annual meeting of the shareholders for the election of directors shall be held at the principal office of the Corporation in Oklahoma City, Oklahoma unless the Board of Directors shall by resolution, adopted at least 60 days prior to the date of such meeting, designate any other place, within or without the State of Oklahoma, as the place of such meeting. Meetings of shareholders for any other purpose may be held at such place, within or without the State of Oklahoma, and at such time as shall be determined by the Board of Directors or the Chairman, such time to be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.4. Notice of Meeting. Written or printed notice stating the place and time of each annual or special meeting of the shareholders entitled to vote and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 days nor more than 60 days before the date of the meeting. (See also Article IV).

Section 2.5. Shareholder List. A share ledger in which the names of the shareholders are arranged alphabetically by classes of shares, if any, shall be maintained and open for inspection at the office of the Corporation in Oklahoma City if the meeting is to be held in Oklahoma City, or at the place of the meeting if the meeting is to be held outside of Oklahoma City, during ordinary business hours, for a period of at least 10 days prior to the meeting. The list shall also be available at the time and place of the meeting, during the whole time of the meeting, and may be inspected by any shareholder who is present. Such access to the shareholder list shall be restricted to those shareholders whose purpose in viewing the list is germane to the meeting.

Section 2.6. Quorum. The holders of voting stock of the Corporation having a majority of the voting power thereat, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the shareholders of the Corporation for the transaction of business, except as otherwise provided by statute or the Corporation's Certificate of Incorporation or these Bylaws.

Section 2.7. Proxies. At every meeting of the shareholders, each shareholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than three years prior to such meeting, unless such proxy provides for a longer period; and it shall be filed with the Secretary of the Corporation before, or at the time of, the meeting.

Section 2.8. Voting. At every meeting of shareholders, except as otherwise provided by law, each shareholder shall be entitled to one vote for each share of stock of the Corporation entitled to vote thereat and registered in the name of such shareholder on the books of the Corporation on the pertinent record date. When a quorum is present at any meeting of the shareholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, due to a provision of the statutes or the Corporation's Certificate of Incorporation or these Bylaws, a different vote is required, in which case such provision shall govern and control the decision at such question.

Section 2.9. Record Date. (a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action other than shareholder action by written consent, the Board of Directors may fix a record date, which shall not precede the date such record date is fixed and shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any such other action. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given. The record date for any other purpose other than shareholder action by written consent shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

  (b) In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Oklahoma, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 2.10. Nominations of Directors. Only persons who are nominated in accordance with the procedures set forth in the Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 2.10, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.10. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice ( i ) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.10. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.10, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

Section 2.11. Business. At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this Section 2.11, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this section
2.11. For business to be properly brought before a shareholder meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a shareholder meeting except in accordance with the procedures set forth in this Section 2.11. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.11, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

                                  ARTICLE III

                                   Directors

Section 3.1. Number and Election. The property and business of the Corporation shall be managed by its Board of Directors. The number of directors which shall constitute the whole Board shall be not more than 20 and not less than three. The Board of Directors shall from time to time by a vote of a majority of the directors then in office fix within the maximum and minimum the number of directors to constitute the Board. Except as provided in
Section 3.2 of these Bylaws, the directors shall be elected at the annual meeting of shareholders, or at any adjournment thereof, and each director shall be elected and shall hold office in the manner described in Section 3.12 hereof. Directors need not be shareholders of the Corporation.

Section 3.2. Resignations and Vacancies. Any director may resign at any time by giving written notice to the Chairman or Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If, at any time other than the annual meeting of shareholders, any vacancy occurs in the Board of Directors caused by resignation, death, retirement, disqualification or removal from office of any director or otherwise, or any new directorship is created by an increase in the number of directors pursuant to Section 3.1 of the Bylaws, a majority of the directors then in office, though less than a quorum, may choose a successor, or fill the newly created directorship, and the director so chosen shall hold office until the expiration of the term of office of the class of directors to which such director is appointed and until a successor shall be duly elected and qualified, unless sooner displaced.

Section 3.3. Place of Meetings. Meetings of the Board of Directors may be held at such place or places, within or without the State of Oklahoma, as may be designated by the person or persons calling such meetings.

Section 3.4. Annual Meeting. A meeting of the Board of Directors, to be known as the annual meeting, shall be held following and on the same day as the meeting of shareholders at which such Board of Directors is elected. This meeting shall be held for the purpose of electing the officers of the Corporation and for transacting any other business that may properly come before the meeting. No notice of this annual meeting other than these Bylaws shall be necessary in order to legally constitute the meeting, provided a quorum shall be present.

Section 3.5.  Regular Meetings.   Regular  meetings  of  the Board of Directors
shall be held at such times as the Chairman or the Board of Directors may from time to time determine.

Section 3.6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman and shall be called by the Secretary at the request of any two directors, to be held at such time and place, either within or without the State of Oklahoma, as shall be designated by the call and specified in the notice of such meeting; and notice thereof shall be given as provided in
Section 3.7 of these Bylaws.

Section 3.7. Notice. Except as otherwise prescribed by statute, written notice of the time and place of each regular or special meeting of the Board of Directors shall be given at least two days prior to the time of holding the meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director expressly objects to the transaction of any business because the meeting is not lawfully called or convened and such objection is made prior to the transaction of such business. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in any notice, or waiver of notice, of such special meeting except that notice shall be given of any proposed amendment by these Bylaws or with respect to any other matter where notice is required by statute. (See also Article IV).

Section 3.8. Quorum. At each meeting of the Board of Directors, the presence of not less than a majority of the whole board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or the Corporation's Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.9. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business or affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member thereof. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required by the Board.

Section 3.10. Fees and Compensation of Directors. Directors may receive stated salary for their services as such; or, by resolution of the Board of Directors, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each regular or special meeting of the Board. Members of the board shall be allowed their reasonable traveling expenses when actually engaged in the business of the Corporation, to be audited and allowed as in other cases of demands against the Corporation. Members of standing or special committees may be allowed like fees and expenses for attending committee meetings. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.11. Action Without a Meeting. Any action which might be taken at a meeting of the Board of Directors may be taken without a meeting if a record or memorandum thereof be made in writing and signed by all the members of the board, and such writing is filed with the minutes of the proceedings of the board.

Section 3.12. Classes of Directors, and Terms of Office. The Board of Directors shall be divided into three classes as nearly as equal in number as possible with the term of office of one class expiring each year. Directors shall be chosen by a plurality of votes cast in an election for directors. The class of directors elected at the annual meeting of shareholders shall be elected for three-year terms. When the number of directors is changed, any newly created directorship or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. When the number of directors is increased by the Board of Directors, there shall be no classification of the additional directors until the next annual meeting of shareholders. Subject to the foregoing, at each annual meeting of shareholders, the successors to the class of directors whose terms shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.


                                  ARTICLE IV

                                    Notices

Section 4.1. Manner of Notice. Whenever under the provisions of the statutes or the Corporation's Certificate of Incorporation or these Bylaws notice is required to be given to any director, member of any committee designated by the Board of Directors pursuant to authority conferred by Section 3.9 of these Bylaws, or shareholder, it shall be given in writing by depositing it, in a sealed envelope, in the mails, postage prepaid, addressed (or by delivering it to a telegraph company, charges prepaid, for transmission) to such director, member or shareholder either at the address of such director, member or shareholder as it appears on the books of the Corporation or, in the case of such a director or member, at his business address; and such notice shall be deemed to be given at the time when it is thus deposited in the mails (or delivered to the telegraph company).

Section 4.2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or the Corporation's Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Any shareholder or director who attends any meeting, annual, regular or special, shall be conclusively presumed to have waived notice thereof, except where such shareholder or director expressly objects to the transaction of any business because the meeting is not lawfully called or convened and such objection is made prior to the transaction of such business.


                                   ARTICLE V

                                   Officers

Section 5.1. Officers and Official Positions. The Board of Directors may elect a Chairman of the Board. The office of Chairman of the Board may be named Chairman if so designated by the Board of Directors. The Board may elect a President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller, such Assistant Secretaries, Assistant Treasurers, and Assistant Controllers and such other officers as the Board of Directors shall determine. Any two or more offices may be held by the same person. None of the officers need be a director or a shareholder of the Corporation or a resident of the State of Oklahoma.

Section 5.2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting of the Board. If the election of officers shall not be held at such meeting of the board, such election shall be held at a regular or special meeting of the Board of Directors as soon thereafter as may be convenient. Each officer shall hold office until a successor is chosen and qualified or until death, or until such officer shall resign, or shall have been removed in the manner hereinafter provided.

Section 5.3. Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office at any regular or special meeting of the Board; but such removal shall be without prejudice to the contract rights, if any, of such person so removed. Any officer may resign at any time by giving written notice to the Chairman or Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section  5.4.   Vacancies.    A   vacancy  in  any  office  because  of  death,
resignation, removal, or any other cause may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting of the Board.

Section 5.5. Chief Executive Officer. If the Board of Directors has elected a Chairman, it may designate the Chairman as the Chief Executive Officer of the Corporation. If no Chairman has been elected, or in the Chairman's absence or inability to act or if no such designation has been made by the Board of Directors, the President or such other designee as the Board of Directors shall determine shall act as the Chief Executive Officer of the Corporation. The Chief Executive Officer shall ( i ) have the overall supervision of the business of the Corporation and shall direct the affairs and policies of the Corporation, subject to any directions which may be given by the Board of Directors, (ii) shall have authority to delegate special powers and duties to specified officers, so long as such designations shall not be inconsistent with the statutes or the Corporation's Certificate of Incorporation or these Bylaws or action of the Board of Directors and (iii) shall in general have all other powers and shall perform all other duties incident to the chief executive officer of a corporation and such other powers and duties as may be prescribed by the Board of Directors from time to time.

The Chairman, if one has been elected, shall preside at all meetings of the shareholders, and of the Board of Directors. The Chairman may sign with the Secretary or an Assistant Secretary, certificates for shares of stock of the Corporation, the issuance of which shall have been duly authorized by the Board of Directors.

Section 5.6. President. (a) If the Board of Directors has elected a Chairman and designated such officer as the Chief Executive Officer of the Corporation, the President shall be subject to the control of the Board of Directors and the Chairman, and shall have such powers and perform such duties as from time to time may be assigned by the Board of Directors or the Chairman.

  (b) If the Board of Directors has not elected a Chairman, or, if one has been elected and has not been designated the Chief Executive Officer of the Corporation, then the President or such other person as may be designated by the Board of Directors shall be the Chief Executive Officer of the Corporation with the powers and duties provided in Section 5.5 of these Bylaws.

  (c) In any event, the President shall have power to execute, and shall execute, deeds, mortgages, bonds, contracts or other instruments of the corporation except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President may sign with the Secretary or an Assistant Secretary, certificates for shares of stock of the Corporation, the issuance of which shall have been duly authorized by the Board of Directors, and shall vote, or give a proxy to any other person to vote, all shares of stock of any other corporation standing in the name of the Corporation.

Section 5.7. Vice Presidents. In the absence of the President, or in the event of his inability or refusal to act, the Vice President designated by the Board of Directors or the Chief Executive Officer, shall perform all duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties, not inconsistent with the statutes or the Corporation's Certificate of Incorporation or these Bylaws or action of the Board of Directors, as from time to time may be prescribed for them, respectively, by the Chief Executive Officer. The Board of Directors may, from time to time, designate certain of the Vice Presidents as Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents or such other designation as the Board of Directors deems appropriate. The duties and areas of responsibility of the various Vice Presidents shall be determined by the Chairman and the Board of Directors, to the extent not inconsistent with applicable statutes or these Bylaws.

Section 5.8.  Secretary.  The Secretary  shall:   (a)  keep  the minutes of the
meetings of the shareholders, the Board of Directors and committees of directors, in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) have charge of the corporate records and of the seal of the Corporation; (d) affix the seal of the Corporation or a facsimile thereof, or cause it to be affixed, to all certificates for shares prior to the issuance thereof and to all documents the execution of which on behalf of the Corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of these Bylaws; (e) keep a register of the post office address of each shareholder, director and committee member, which shall from time to time be furnished to the Secretary by such shareholder, director or member; (f) sign with the Chairman or President certificates for shares of stock of the Corporation, the issuance of which shall have been duly authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Chairman, the President or by the Board of Directors. The Secretary may delegate such details of the performance of duties of the office of Secretary as may be appropriate in the exercise of reasonable care to one or more persons, but shall not thereby be relieved of responsibility for the performance of such duties.

Section 5.9. Chief Financial Officer. The Chief Financial Officer shall be a Vice President, elected and designated as Chief Financial Officer, who shall:
(a) be responsible to the Board of Directors for the receipt, custody and disbursement of all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall from time to time be selected in accordance with the provisions of Section 6.4 of these Bylaws; (c) disburse the funds of the Corporation as ordered by the Board of Directors or the Chief Executive Officer or as required in the ordinary conduct of the business of the Corporation; (d) render to the Chief Executive Officer or the Board of Directors, upon request, an account of all transactions as Chief Financial Officer and on the financial condition of the Corporation; and (e) in general, perform all the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned by the Chairman, the President, the Board of Directors or these Bylaws. In the event there be no Chief Financial Officer, the Board of Directors may designate any officer to perform the duties of the Chief Financial Officer.

Section  5.10.   Treasurer.   The  Treasurer  shall   have   such   duties  and
responsibilities as may, from time to time, be designated by the Board of Directors, the Chairman and the Chief Financial Officer.

Section 5.11. Controller. The Controller shall be the chief accounting officer of the Corporation, and shall be responsible to the Board of Directors and the Chief Financial Officer for internal accounting and control of the books and records of the Corporation. Such responsibility includes preparation of all financial reports, tax returns and such other duties as may be assigned by the Board of Directors or the Chief Financial Officer.


                                  ARTICLE VI

                  Contracts, Borrowings, Checks and Deposits

Section 6.1. Contracts and Other Instruments. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 6.2. Borrowings. No borrowings shall be contracted on behalf of the corporation, or any division thereof, and no evidence of indebtedness shall be issued in the name of the Corporation, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 6.3. Checks, Drafts, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be determined by the Board of Directors.

Section 6.4. Deposits. All funds of the Corporation, not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Chief Financial Officer or Treasurer may select.

Section 6.5. Investments. The Board of Directors may authorize any officer or officers, agent or agents of the Corporation, to invest the funds of the Corporation in obligations of the Federal government or any agency thereof or of any state government or any agency thereof, commercial paper, real estate, equity securities or debt obligations of any other corporation and such other investments as the Board of Directors may approve, and such authority may be general or confined to specific instances.


                                  ARTICLE VII

                   Certificates of Stock and Their Transfer

Section 7.1. Certificates of Stock. The certificates of stock of the Corporation shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the
Corporation as they are issued. They shall exhibit the name of the Corporation, the state of incorporation, the name of the registered holder, the number of shares and the par value thereof and shall be signed by the Chairman or President and by the Secretary or an Assistant Secretary. The signature of any such officer may be facsimile. In case any such officer who shall have signed or whose facsimile signature has thus been used on any such certificate shall cease to be such officer, whether because of death, resignation or otherwise, before such certificate has been delivered by the Corporation, such certificate may nevertheless be delivered by the Corporation, as though the person whose facsimile signature has been used thereon had not ceased to be such officer. All certificates properly surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued to evidence transferred shares until the former certificate for at least a like number of shares shall have been surrendered and cancelled and the Corporation reimbursed for any applicable taxes on the transfer, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms, and with such indemnity (if any) to the Corporation, as the Board of Directors may prescribe specifically or in general terms or by delegation to a transfer agent for the Corporation. (See Section 7.2.)

Section 7.2. Lost or Destroyed Certificates. The Board of Directors in individual cases, or by general resolution or by delegation to a transfer agent, may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 7.3. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment of applicable taxes with respect to such transfer, it shall be the duty of the Corporation, subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of certificates for shares of stock of the Corporation, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation on behalf of the registered holder thereof or by his attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation.

Section 7.4. Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares notwithstanding any express or other notice thereof, except as otherwise provided by the laws of Oklahoma.


                                 ARTICLE VIII

                              General Provisions

Section 8.1. Fiscal Year. The fiscal year of the Corporation shall be the 52 or 53 week period ending on the last Saturday in December in each year and beginning on the following Sunday.

Section 8.2. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, and the words "Corporate Seal" and "Oklahoma" or an abbreviation thereof; and it shall otherwise be in the form approved by the Board of Directors. Such seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.

Section 8.3. Indemnification. (a) The Corporation shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Corporation and with respect to any criminal action or proceeding have reasonable cause to believe that such conduct was unlawful.

  (b) The Corporation shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in performance of duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  (c) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized herein.

  (d) The Corporation may purchase (upon resolution duly adopted by the Board of Directors) and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity, or arising out of the status as such, whether or not the Corporation would have the power to indemnify the director or officer against such liability.

  (e) To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to herein or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

  (f) Every director or officer shall be entitled, without demand upon the Corporation or any action by the Corporation, to enforce such person's right to such indemnity in an action at law against the Corporation. The right of indemnification hereinabove provided shall not be deemed exclusive of any rights to which any such person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be deemed exclusive of any rights pursuant to statute or otherwise, of any such person in any such action, suit or proceeding to have assessed or allowed against the Corporation or otherwise, costs and expenses incurred therein or in connection therewith or any part thereof.

  (g) Any indemnification hereinabove provided, unless ordered by a court, shall be made by the Corporation only as authorized in a specific case because the Corporation has determined that the indemnitee has met the requisite standards of conduct as set forth in sub-sections (a) and (b) above. Such determination is to be made by the Board of Directors by majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding; or if such a quorum is not obtainable, or even if obtainable should a quorum of disinterested directors so direct, by independent legal counsel in a written opinion; or by the shareholders.


                                  ARTICLE IX

                                  Amendments

Section 9.1. In General. Any provision of these Bylaws may be altered, amended or repealed from time to time by the affirmative vote of a majority of the stock having voting power present in person or by proxy at any annual or special meeting of shareholders at which a quorum is present, if notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting, or by the affirmative vote of a majority of the directors then qualified and acting at any meeting of the Board at which a quorum is present, if notice of the proposed alteration, amendment or repeal has been given to each director.


                                   ARTICLE X

                          Shareholders' Rights Plan<F1>

Section 10.1 Minimum Requirements. The Corporation shall not adopt or maintain a poison pill, shareholder rights plan, rights agreement or any other form of "poison pill" which is designed to or has the effect of making acquisition of large holdings of the Corporations's shares of stock more difficult or expensive (such as the 1986 "Rights Agreement"), unless such a plan is first approved by A MAJORITY shareholder vote. The company shall redeem any such rights now in effect. The affirmative vote of a majority of shares voted shall suffice to approve such a plan.

Section 10.2 Effective Immediately. The article shall be effective immediately and automatically as of the date it is approved by the affirmative vote of the holders of a majority of the shares, present in person or by proxy at a regular or special meeting of the shareholders.

Section 10.3 Amendment. Notwithstanding any other provision of these bylaws, this Article may not be amended, altered, deleted or modified in any way by the Board of Directors without prior shareholder approval.

----------------------

<F1> Article X, adopted by stockholders on April 30, 1997, is subject to repeal if the Corporation's appeal to the United States Court of Appeals for the Tenth Circuit in the case of Fleming Companies, Appellant, v. International Brotherhood of Teamsters, Appellee, is successful.